UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2014

Digi International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34033	41-1532464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11001 Bren Road East, Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-912-3444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on January 27, 2014. Of the 25,837,836 shares of our common stock eligible to vote at the meeting, 23,546,821 shares were present at the meeting by proxy or in person. The stockholders voted on the following matters:

1.	Joseph T. Dunsmore and Satbir Khanuja, Ph.D. were elected as directors for three year terms. Girish Rishi was elected as a director for a one year term. Voting for each of their elections was:

Name	Votes “For”	Votes “Withheld”	Broker-Non-Vote
Joseph T. Dunsmore	21,075,653	120,412	2,350,756
Satbir Khanuja, Ph.D.	21,089,372	106,693	2,350,756
Girish Rishi	21,089,041	107,024	2,350,756

2.	The stockholders voted to approve the Digi International Inc. 2014 Omnibus Incentive Plan. The approval of the plan received 15,582,699 “for” votes and 5,605,171 “against” votes. 8,195 shares abstained from voting and there were 2,350,756 broker non-votes on this matter.

3.	The stockholders voted to approve the Digi International Inc. Employee Stock Purchase Plan as Amended and Restated October 29, 2013. The approval of the plan received 20,964,718 “for” votes and 102,382 “against” votes. 128,965 shares abstained from voting and there were 2,350,756 broker non-votes on this matter.

4.	A non-binding advisory vote regarding the executive compensation disclosed in our proxy statement for the annual meeting received 20,981,039 “for” votes, 206,426 “against” votes. 8,600 shares abstained from voting and there were 2,350,756 broker non-votes on this matter.

5.	The stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014 with 23,474,962 shares voting in favor of the ratification and 70,325 shares voting against the ratification. 1,534 shares abstained from voting on this matter.

Item 8.01 Other Events.

On January 21, 2014 the Board of Directors appointed Jeffrey F. Liebl as Vice President, Marketing of the company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digi International Inc.

January 29, 2014	By:	David H. Sampsell

Name: David H. Sampsell
Title: Vice President, General Counsel & Corporate Secretary